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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38188) pertaining to the Vencor, Inc. Retirement Savings Plan; in the Registration Statement (Form S-8 No. 33-34191) pertaining to the Vencor, Inc. 1987 Incentive Compensation Program; in the Registration Statement (Form S-8 No. 33-40949) pertaining to the Vencor, Inc. 1987 Incentive Compensation Program-additional shares; in the Registration Statement (Form S-8 No. 33-34192) pertaining to the Vencor, Inc. 1987 Stock Option Plan for Nonemployee Directors; in the Registration Statement (Form S-8 No. 33-66774) pertaining to the Vencor, Inc. Nonemployee Directors Deferred Compensation Plan; in the Registration Statement (Form S-8 No. 33-81988) pertaining to the Vencor, Inc. 1987 Incentive Compensation Program-additional shares; and in the Registration Statement (Form S-3 No. 33-71910) pertaining to shares to be issued in connection with acquisitions, of our report dated March 1, 1996, with respect to the consolidated financial statements and schedule of Vencor, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.




                                                              ERNST & YOUNG LLP


Louisvile, Kentucky
March 26, 1996